UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2011

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33805	26-0354783
(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0041

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Estimated Unaudited Returns

The following information is being provided to investors in the private investment funds that Och-Ziff Capital Management Group LLC (the “Company”) manages with respect to the estimated performance of the Company’s most significant master funds for the month ended July 31, 2011. The following information is not necessarily indicative of the Company’s anticipated financial results.

Fund	July 2011 Performance Estimate (1)(2)	Year-to-Date Performance Estimate(2)(3)
OZ Master Fund, Ltd.	+0.03%	+3.37%
OZ Europe Master Fund, Ltd.	-1.66%	+0.18%
OZ Asia Master Fund, Ltd.	+0.85%	+2.19%
OZ Global Special Investments Master Fund, L.P.	-0.43%	+6.08%

(1)	Monthly performance data are based on management’s estimates as of the date hereof for performance of the referenced funds from July 1, 2011 to July 31, 2011. Such data may change upon completion of the Company’s month-end valuation procedures. Any changes could be material.
(2)	Reflects a composite of the monthly and year-to-date return for the feeder funds comprising each master fund and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income earned on certain unrealized private investments that could reduce returns on these investments at the time of realization) and includes the reinvestment of all dividends and other income. Includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns.
(3)	Year-to-date performance data are based on management’s estimates as of the date hereof for performance of the referenced funds from January 1, 2011 to July 31, 2011. Such data may change upon completion of the Company’s month-end valuation procedures and any changes could be material.

Estimated Unaudited Assets Under Management

In addition, the Company is disclosing to investors in the private investment funds that it manages that, as of August 1, 2011, the estimated unaudited amount of assets under management (“AUM”) was approximately $29.9 billion, which reflects a net increase in AUM of approximately $600 million. The change in AUM is inclusive of performance for the month ended July 31, 2011 and capital flows as of August 1, 2011.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, pursuant to Item 7.01 of Form 8-K and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this Current Report on Form 8-K are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to: global economic, business, market and geopolitical conditions; the failure or perceived risk of failure by the U.S. Government to increase the debt ceiling, any resulting default by the U.S. Government on its financial obligations or any downgrade or perceived risk of downgrade in the credit ratings of the U.S. Government; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight and taxation; the conditions impacting the hedge fund industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain our partners, managing directors and investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest; tax and other regulatory factors relevant to the Company’s business; as well as assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 28, 2011. The forward-looking statements contained in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K. The Company does not undertake to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

This Current Report on Form 8-K does not constitute an offer of any Och-Ziff fund.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Joel M. Frank
Joel M. Frank
Chief Financial Officer, Senior Chief Operating Officer and Executive Managing Director

August 2, 2011